Exhibit 16.1

Pritchett,  Siler  &  Hardy
CERTIFIED PUBLIC ACCOUNTANTS
A PROFESSIONAL CORPORATION
660  SOUTH 200  EAST, SUITE 300
SALT  LAKE  CITY,  UTAH    84111
 (801) 328-2727   -   FAX  (801) 328-1123

October 31, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549

Ladies and Gentlemen:

We have read the statements of Barossa Coffee Company, Inc. pertaining to our firm included under Item 4.01 of Form 8-K to be filed on or about October 31, 2012 and agree with such statements as they pertain to our firm.  We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.